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Exhibit No. 99.3
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                                                     For Further Information,
                                                     Please Contact:
                                                     Philip L. Thomas
                                                     The P.L. Thomas Group, Inc.
                                                     312/906-8060


                 ULTRAFEM FILES CHAPTER 11 BANKRUPTCY PETITION

         New York, NY, April 1, 1998 -- Ultrafem, Inc. (Nasdaq: UFEM) announced today that it has filed a Chapter 11 bankruptcy petition. They also announced a lay off of 45 employees in their Montana and New York facilities, shutting down business operations in the two locations, while maintaining personnel necessary to administer the bankruptcy proceedings. In addition, Charles D. Peebler, Jr. resigned from the Board of Directors on March 2, 1998, according to Joy V. Jones, chairperson.

The Company also announced that two purported class action lawsuits have been filed against the Company, certain of its officers, directors, and former directors. The Company believes the allegations in these complaints are without merit. These actions will be stayed as a result of the Chapter 11 filing.

Ultrafem is a women's health care company. The Company's business strategy is to develop, manufacture and market proprietary products based on its patented SoftCup (Registered Trademark) technology.

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